Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of United Refining Company, a Pennsylvania corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended November 30, 2006 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 14, 2008	By:	/s/ John A. Catsimatidis
John A. Catsimatidis
Principal Executive Officer

Dated: January 14, 2008	By:	/s/ James E. Murphy
James E. Murphy
Principal Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of this Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to United Refining Company and will be retained by United Refining Company and furnished to the Securities and Exchange Commission or its staff upon request.